Exhibit 5.2

August 5, 2010

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, Georgia 30339

Ladies and Gentlemen:

We are acting as counsel for Coca-Cola Enterprises Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of (i) debt securities of the Company (the “Debt Securities”), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated or subordinated to certain other obligations of the Company, (ii) warrants to purchase Debt Securities (the “Debt Warrants”) and (iii) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and to sell either foreign currencies or units of two or more currencies as shall be designated by the Company at the time of the offering (the “Currency Warrants” and, together with the Debt Securities and Debt Warrants, the “Securities”), as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”).

The Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. A particular series of Debt Securities will be established either by a supplement to the Indenture or by an Officer’s Certificate thereunder (an “Indenture Document”). The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”). The Currency Warrants will be issued under one or more currency warrant agreements (each, a “Currency Warrant Agreement” and, together with the Debt Warrant Agreements, the “Warrant Agreements”) each to be entered into between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”). Any Indenture supplement and Warrant Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a current report on Form 8-K, incorporated in such Registration Statement by reference. The Indenture, Indenture Document and Warrant Agreements are hereinafter referred to as the “Securities Documents.”

As counsel to the Company, we have reviewed originals or copies of the Registration Statement, the Prospectus, other corporate records of the Company, certificates of public officials and of officers of the Company, agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including resolutions of the Board of

Directors of the Company relating to the issuance and sale of the Securities (the “Resolutions”). In our review, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We also have assumed that (i) at the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company, by the Company’s Board of Directors or a committee authorized by the Company’s Board of Directors, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (iv) one or more Prospectus Supplements will have been filed with the Commission describing the particular Securities offered thereby, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus, and the applicable Prospectus Supplement relating thereto, (vi) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) the terms of the Securities will not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party will not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party will be required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

With respect to the issuance and sale of any Debt Securities, we have assumed that (i) the Indenture and the related Indenture Document will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture and such Indenture Document.

With respect to the issuance and sale of any Warrants, we have assumed that (i) the related Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Warrant Agreement.

We have further assumed that each Securities Document will be duly authorized, executed and delivered by, and constitute the legal, valid and binding obligation of, each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and that the Securities Documents will be governed by and construed in accordance with the law of the State of New York.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Securities Documents or the transactions governed by the Securities Documents and, for purposes of our opinions below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Securities Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Securities Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	Any Securities consisting of Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture and the related Indenture Document.

2.	Any Securities consisting of Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP
Shearman & Sterling LLP

LLJ/TS/SL/JV

AA

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